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                                                                  EXHIBIT (23)-1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 31, 2002, except for the second paragraph of
Note 22, as to which the date is February 8, 2002, included in the Registration Statement (Form S-1 No. 333-82428) and related Prospectus of The Banc Corporation for the registration of 3,450,000 shares of its common stock.

/s/ Ernst & Young LLP

Birmingham, Alabama
February 27, 2002